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                                                                    EXHIBIT 3.37

                                   BYLAWS OF

                         IMCO RECYCLING SERVICES COMPANY

                             A DELAWARE CORPORATION

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                                     BYLAWS

                                       OF

                         IMCO RECYCLING SERVICES COMPANY

                             A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The registered office of IMCO Recycling Services Company (hereinafter called the "Corporation") within the State of Delaware shall be located in the City of Dover, County of Kent.

         Section 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, within or without the State of Delaware, as the Manager (as defined in Article III below) may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of stockholders of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Manager or specified or fixed in the respective notices or waivers of notice thereof.

         Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for transaction of such business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Manager.

         Section 3. Special Meetings. Special meetings of stockholders, unless otherwise provided by law, may be called at any time only by the Manager pursuant to a resolution adopted by the Manager or the President. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

         Section 4. Notice of Meetings and Adjourned Meetings. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that the notice is being issued by or at the

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direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken unless (i) the adjournment is for more than thirty
(30) days, (ii) the Manager shall fix a new record date for any adjourned meeting after the adjournment or (iii) these Bylaws otherwise require.

         Section 5. Quorum. At each meeting of stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum for the transaction of business, except as may otherwise be provided by law or the Certificate of Incorporation.

         If a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or the Certificate of Incorporation.

         If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or holders of a majority of the shares represented in person or by proxy shall have the power to adjourn the meeting to another time, or to another time and place, without notice (subject, however, to the requirements of Section 4 of Article II of these Bylaws) other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted that might have been transacted at the original meeting so adjourned.

         Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one (1) vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VI of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. At each such meeting, every

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stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized agent and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

         At all meetings of stockholders at which a quorum is present, all matters (except in cases where a larger vote is required by law, the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon.

         Section 7. Action of Stockholders by Written Consent Without Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent.

         If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the Secretary that such notice was given shall be filed with the records of the meetings of the stockholders.

         If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

         In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the Delaware General Corporation Law ("DGCL" ), if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state (i) that written consent has been given under Section 228 of the DGCL in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is so required, and (ii) that written notice has been given as provided in such Section 228.

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                                   ARTICLE III

                                   MANAGEMENT

         Section 1. Powers. Pursuant to Section 141(a) of the DGCL and in accordance with the terms of Article Seventh of the Corporation's Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the holders of all of the outstanding shares of capital stock of the Company, currently Indiana Aluminum Inc., an Indiana corporation, the sole stockholder (the "Manager"). The Manager may exercise all such authority and powers and do all such lawful acts and things as are ordinarily reserved to the board of directors of a Delaware corporation, and are not by law or otherwise required to be exercised or done by the stockholders.

         Section 2. Place of Meetings. Meetings of the Manager shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Manager may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

         Section 3. Regular Meetings. Regular meetings of the Manager shall be held on such days and at such times as the Manager may from time to time determine. Notice of regular meetings of the Manager need not be given except as otherwise required by law or these Bylaws.

         Section 4. Special Meetings. Special meetings of the Manager may be called by the Manager.

         Section 5. Action by Manager. Any action on behalf of the Corporation taken or to be taken by the Manager in its capacity as such may be evidenced by a writing executed by the President, or in the President's absence, any Vice President of the Manager, and any such writing may be relied upon conclusively by any person for any purpose or purposes, without the need for further investigation by such person or further evidence of authorization.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary. The Manager may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and

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perform such duties as shall be determined by the Manager. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Manager at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have been qualified or until his death or the effective date of his resignation or removal.

         Section 3. Removal and Resignation. Any officer or agent elected or appointed by the Manager may be removed, with or without cause, by the Manager whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Manager and, in the case of any vacancy in an office other than the office of President, by the President for the unexpired portion of the term.

         Section 5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Manager or pursuant to its direction.

         Section 6. President. The President shall be the chief executive officer of the Corporation, and, subject to the provisions of these Bylaws, shall have general and active control of all of its business and affairs. The President shall preside at all meetings of the stockholders. The President shall have the power to (i) appoint and remove subordinate officers, agents and employees, except that the President may not appoint or remove those elected or appointed (or to be appointed) by the Manager, and (ii) delegate and determine their duties. The President shall keep the Manager fully informed and shall consult the Manager concerning the business of the Corporation. The President may sign, with the Secretary or another officer of the Corporation thereunto authorized by the Manager, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Manager, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Manager to some other officer or agent of the Corporation, or shall

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be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. The President shall, in general, perform all other duties normally incident to or as usually appertain to the office of President and such other duties as may be prescribed by these Bylaws, the stockholders, or the Manager from time to time.

         Section 8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice President shall perform the duties and exercise the powers of the President. The Vice President may sign, with the Secretary or Assistant Secretary or with the Treasurer or Assistant Treasurer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Manager, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Manager to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Vice President shall perform such other duties as from time to time may be assigned to him by the President, or the Manager.

         Section 9. Secretary. The Secretary shall (i) record the proceedings of the meetings of the stockholders and the Manager in the permanent minute books of the Corporation kept for that purpose, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law,
(iii) be custodian of the corporate books and records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder, (v) sign with the President, or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Manager, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Manager to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, (vi) have general charge of the stock transfer books of the Corporation and (vii) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the President of the Manager.

                                    ARTICLE V

                   CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         Section 1. Contracts. The Manager may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific

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instances; and, unless so authorized by the Manager, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         Section 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Manager, which authorization may be general or confined to specific instances.

         Section 3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Manager, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Manager shall authorize.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Manager. The Manager or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as may be deemed expedient.

                                   ARTICLE VI

                                 CAPITAL STOCK

         Section 1. Stock Certificates. Each stockholder of the Corporation shall be entitled to have, in such form as shall be approved by the Manager, a certificate or certificates signed by the President or a Vice President and by the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         Section 2. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on

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surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Manager may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or uncertificated shares of the capital stock of the Corporation.

         Section 3. Lost Certificates. The Manager or the President may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Manager or the President may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 4. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Manager may fix, in advance, a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Manager and (ii) not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Manager may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Manager may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Manager and (ii) not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Manager.

                                   ARTICLE VII

                                    DIVIDENDS

         Section 1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Manager at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

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         Section 2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Manager from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Manager shall think conducive to the interests of the Corporation, and the Manager may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

         The Manager of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the Manager's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the Manager derived an improper personal benefit.

                                   ARTICLE IX

                                INDEMNIFICATION

         Section 1. Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators), or entity (including its successors and assigns), made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or it is or was acting in the capacity of a director (or board of directors) or officer of the Corporation or by reason of the fact that as such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees and agents of the Corporation may be entitled by law.

         Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or the Manager of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Manager upon receipt of an undertaking by or on behalf of the Manager or such officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses incurred by employees and

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agents of the Corporation other than the Manager and officers may be paid upon such terms and conditions, if any, as the Manager deems appropriate.

         Section 3. Non-Exclusivity. The indemnification and advancement of expenses provided for hereby shall not be deemed exclusive of any other rights to which a person or entity seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, or vote of stockholders, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was acting in the capacity of a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         Section 5. Continuity. The indemnification and advancement of expenses provided for in this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be the Manager or an officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    ARTICLE X

                                      SEAL

         The Corporation's seal shall be circular in form and shall include the name of the Corporation, the state and year of its incorporation, and the word "Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to the Manager, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, or the Manager need

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be specified in any written waiver of notice unless so required by the
Certificate of Incorporation or these Bylaws.

                                   ARTICLE XII

                                   AMENDMENTS

         These Bylaws or any of them may be amended or supplemented in any respect at any time, at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting.

         I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the Manager of said Corporation effective as of the 21st day of December, 2000.

                                                  /s/ Jeffrey S. Mecom
                                                  ------------------------------
                                                  Jeffrey S. Mecom, Secretary

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